As filed with the Securities and Exchange Commission on March __,
1995
                                           Registration No.
================================================================================


                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549

                          -----------------

                              FORM S-8
                       REGISTRATION STATEMENT
                                Under
                     THE SECURITIES ACT OF 1933

                          -----------------

                         RYDER SYSTEM, INC.
       (Exact name of registrant as specified in its charter)

        Florida                                59-0739250
(State of incorporation)              (IRS Employer Identification
                                                  No.)

              3600 N.W. 82nd Ave., Miami, Florida 33166
              (Address of Principal Executive Offices)

                          -----------------

             RYDER SYSTEM, INC. SAVINGS RESTORATION PLAN
                      (Full Title of the Plan)

                        JAMES M. HERRON, Esq.
                         Ryder System, Inc.
             3600 N.W. 82nd Avenue, Miami, Florida 33166
                           (305) 593-3283
      (Name, address and telephone number of agent for service)

      Approximate date of commencement of sale under the Plan:
            From time to time after the effective date of
                    this Registration Statement.

                   CALCULATION OF REGISTRATION FEE

================================================================================
                                  Proposed   Proposed
                                  maximum    maximum
Title of             Amount       offering   aggregate    Amount of
securities           to be        price      offering    registration
to be registered     registered   per share  price          fee(2)
- --------------------------------------------------------------------------------
Interests in the
Ryder System, Inc.
Savings Restoration
Plan                     (1)          (1)        (1)        $100.00
================================================================================

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement covers an indeterminable amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) The minimum registration fee required pursuant to Section 6(b) of the Securities Act of 1933 is being paid.

                               PART II
                               -------

         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
         --------------------------------------------------


Item 3.    INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed by Ryder System, Inc. (the
"Registrant") with the Securities and Exchange Commission (the
"Commission") are incorporated in this Registration Statement by reference:

     (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1993.

     (b)   All other reports filed by the Registrant pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year covered by the annual report referred to in (a) above.

     (c) The description of the Registrant's common stock, par value $.50, and the Registrant's preferred share purchase rights contained in its Registration Statement on Form S-3, No. 33-33600 filed on February 27, 1990, as amended, with the Commission.

     All documents subsequently filed by the Registrant or the Plan pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    DESCRIPTION OF SECURITIES

     Not applicable.

Item 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL

     The legality of the interests in the Ryder System, Inc. Savings Restoration Plan to be offered have been passed upon for the Registrant by James M. Herron, Senior Executive Vice President and General Counsel of the Registrant. Mr. Herron owns beneficially 11,246 shares of common stock of the Registrant and directly owns options to purchase 190,667 shares of common stock.

Item 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Official Florida Statutes, as amended, Chapter 607, Section
607.0850 authorizes the indemnification of officers, directors, employees and agents under certain circumstances.

     Article IV of the Registrant's Restated Articles of Incorporation provides that the Registrant has the power to indemnify its directors, officers, and other employees to the fullest extent permitted by law. Article XII of the Registrant's By-Laws further provides that the Registrant shall indemnify to the fullest extent permitted by current or future legislation or current or future judicial or administrative decisions (to the extent such future legislation or decisions permit the Registrant to provide broader indemnification rights than permitted prior to such legislation or decisions), each person who is a party or witness to any proceeding (whether civil, criminal, administrative or investigative) against any liability (including any judgment, settlement, penalty or fine) or cost, charge or expense (including reasonable expenses incurred in defending such actions) by reason of the fact that such indemnified person is or was a director, officer or employee of the Registrant, or is or was an agent as to whom the Registrant has agreed to grant such indemnification, or is or was serving at the request of the Registrant as a director, officer or employee of another corporation, trust or enterprise.

     Since November 6, 1964, there has been in effect a directors and officers liability insurance policy which, commencing November 6, 1986, has been with the Federal Insurance Company. The coverage extends to wrongful acts such as breach of duty and negligence, but does not extend to acts proven to be dishonest. Currently, the coverage is subject to a deductible amount of $750,000 with a policy limit of $25,000,000. The Registrant pays the premiums for this policy.

Item 7.    EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

Item 8.    EXHIBITS

     See Exhibit Index.

Item 9.    UNDERTAKINGS

     (a)   The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                     (i)    To include any prospectus required by
section 10(a)(3) of the Securities Act of 1933;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement;

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                             SIGNATURES
                             ----------

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on the 10th day of March, 1995.

                                     RYDER SYSTEM, INC.



                                     By: M. ANTHONY BURNS
                                         ----------------
                                         M. Anthony Burns
                                         Chairman of the Board,
                                         President and
                                         Chief Executive Officer

                         ---------------------------

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

     Name                          Title                Date
     ----                          -----                ----
(S>
M. ANTHONY BURNS          Chairman of Board,
- ----------------------    President and
M. Anthony Burns          Chief Executive
                          Officer (Principal
                          Executive Officer)      March 10, 1995

EDWIN A. HUSTON           Senior Executive Vice
- ----------------------    President - Finance
Edwin A. Huston           and Chief Financial
                          Officer (Principal
                          Executive Officer)      March 10, 1995

ANTHONY G. TEGNELIA       Senior Vice Presi-
- ----------------------    dent and Controller
Anthony G. Tegnelia       (Principal Accounting
                          Officer)                March 10, 1995


ARTHUR H. BERNSTEIN       Director
- ----------------------                            March 10, 1995
Arthur H. Bernstein*

                          Director
- ----------------------                            March 10, 1995
Edward T. Foote II

                                     -5-

JOHN A. GEORGES           Director
- ----------------------                            March 10, 1995
John A. Georges*

VERNON E. JORDAN, JR.     Director
- ----------------------                            March 10, 1995
Vernon E. Jordan, Jr.*

HOWARD C. KAUFFMANN       Director
- ----------------------                            March 10, 1995
Howard C. Kauffmann*

DAVID T. KEARNS           Director
- ----------------------                            March 10, 1995
David T. Kearns*

LYNN M. MARTIN            Director
- ----------------------                            March 10, 1995
Lynn M. Martin*

JAMES W. MCLAMORE         Director
- ----------------------                            March 10, 1995
James W. McLamore*

PAUL J. RIZZO             Director
- ----------------------                            March 10, 1995
Paul J. Rizzo*

DONALD V. SEIBERT         Director
- ----------------------                            March 10, 1995
Donald V. Seibert*

HICKS B. WALDRON          Director
- ----------------------                            March 10, 1995
Hicks B. Waldron*

ALVA O. WAY               Director
- --------------------                              March 10, 1995
Alva O. Way*

MARK H. WILLES            Director
- --------------------                              March 10, 1995
Mark H. Willes*


YASMINE B. ZYNE
- --------------------
*By:  Yasmine B. Zyne                             March 10, 1995
      Attorney-in-Fact

     The Plan. Pursuant to the requirements of the Securities Act of 1933, the Retirement Committee, Administrator of the Ryder
System, Inc. Savings Restoration Plan, has duly caused this
Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on the 10th day of March, 1995.


                          RYDER SYSTEM, INC. SAVINGS
                            RESTORATION PLAN



                          By: /s/ C. ROBERT CAMPBELL
                             --------------------------------
                               Name: C. Robert Campbell
                               On behalf of the Retirement
                               Committee, Administrator of the
                               Savings Restoration Plan

                            EXHIBIT INDEX
                            -------------

Exhibit                                             Registration
Table                                                 Statement
Number                       Exhibit                    Page
- ------                       -------                ------------

  (4)       Instruments defining the rights of
            security holders, including indentures:

            (a)   By-Laws of the Registrant, as
                  amended through November 23, 1993,
                  previously filed with the Commission
                  as an exhibit to the Registrant's
                  Annual Report on Form 10-K for the
                  year ended December 31, 1993, are
                  incorporated by reference herein.       *

            (b)   Restated Articles of Incorporation
                  of the Registrant, dated November
                  8, 1985, as amended through May 18,
                  1990, previously filed with the
                  Commission as an exhibit to the
                  Registrant's Annual Report on Form
                  10-K for the year ended December
                  31, 1990, are incorporated by
                  reference herein.                       *

            (c)   Rights Agreement between the
                  Registrant and First Chicago Trust
                  Company of New York (then named
                  Morgan Guaranty Trust Company of
                  New York) dated as of February 28,
                  1986, previously filed with the
                  Commission as an exhibit to the
                  Registrant's Registration Statement
                  on Form 8-A dated March 7, 1986, is
                  incorporated by reference herein.       *

            (d)   The Amendment to Rights Agreement
                  between the Registrant and First
                  Chicago Trust Company of New York
                  dated as of July 28, 1989, previously
                  filed with the Commission as an
                  exhibit to the Registrant's Amendment
                  to Application or Report on Form 8-K
                  dated August 2, 1989 is incorporated
                  herein by reference.                    *



- -----------------------------------
*  Incorporated by reference as indicated herein.

Exhibit                                                Registration
Table                                                    Statement
Number                       Exhibit                       Page
- ------                       -------                   ------------
  (5)       Opinions re legality:

            (a)   Opinion of James M. Herron, Esq.,
                  Senior Executive Vice President
                  and General Counsel of the Registrant.    10

 (15)       Letter re unaudited interim financial
            information:

            (a)   Letter from KPMG Peat Marwick LLP
                  concerning unaudited interim
                  financial information.                    12

 (23)       Consents of experts and counsel:

            (a)   Consent of KPMG Peat Marwick LLP,
                  Independent Certified Public
                  Accountants.                              13

            (b)   Consent of Counsel for the
                  Registrant is included in
                  Exhibit (5)(a).

 (24)       Powers of Attorney:

            (a)   Arthur H. Bernstein                       14
            (b)   John A. Georges                           15
            (c)   Vernon E. Jordan, Jr.                     16
            (d)   Howard C. Kauffmann                       17
            (e)   David T. Kearns                           18
            (f)   Lynn M. Martin                            19
            (g)   James W. McLamore                         20
            (h)   Paul J. Rizzo                             21
            (i)   Donald V. Seibert                         22
            (j)   Hicks B. Waldron                          23
            (k)   Alva O. Way                               24
            (l)   Mark H. Willes                            25

 (28)       Information from reports furnished to
            state insurance regulatory authorities:

            None

 (99)       Additional Exhibits:

            None.